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Exhibit 5.1

May 3, 2017

Jones Energy, Inc.
807 Las Cimas Parkway
Suite 350
Austin, TX 78746

Ladies and Gentlemen:

        We have acted as counsel for Jones Energy, Inc., a Delaware corporation (the "Company"), with respect to the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed on or about the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), registering the offer and sale by the selling stockholders identified therein (collectively, the "Selling Stockholders") of an aggregate of 17,868,330 shares of Class A common stock, par value $0.001 per share, of the Company (the "Class A Shares") and 181,600 shares of 8% Series A Perpetual Convertible Preferred Stock, par value $0.001 per share, of the Company (the "Series A Preferred Shares" and together with the Class A Shares, the "Securities") from time to time pursuant to Rule 415 under the Securities Act.

        In connection with the opinions expressed herein, we have examined, among other things, (i) the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof, (ii) the Amended and Restated Bylaws of the Company, (iii) the Certificate of Designations of the 8% Series A Perpetual Convertible Preferred Stock, par value $0.001 per share, of the Company, filed with the Secretary of State of the State of Delaware, effective August 25, 2016 (the "Certificate of Designations"), (iv) originals, or copies certified or otherwise identified, of the records and minute books of the Company, as furnished to us by the Company, (v) originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Company, statutes and other instruments and documents and (vi) the Registration Statement and the prospectus contained therein (the "Prospectus").

        In connection with rendering the opinions set forth below, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective; (ii) all Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and any applicable prospectus supplement to the Prospectus; (iii) the certificates for the Securities will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of such Securities, or, if uncertificated, valid book-entry notations will have been made in the register of the Company in accordance with the provisions of the governing documents of the Company; and (iv) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document submitted to us as a copy conforms to the original of such document and all signatures on each such document are genuine.

        Based upon and subject to the foregoing, we are of the opinion that:

          1.     The Class A Shares and Series A Preferred Shares to be sold by the Selling Stockholders have been duly authorized and are validly issued, fully paid and nonassessable; and

May 3, 2017

          2.     With respect to the shares of Class A common stock, par value $0.001 per share, of the Company initially issuable upon conversion of the Series A Preferred Shares (the "Conversion Shares"), such Conversion Shares have been duly authorized by the Company and validly reserved for issuance upon such conversion and, when issued and delivered upon such conversion in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and nonassessable.

        The opinions set forth above are limited in all respects to matters of the Delaware General Corporation Law and the federal laws of the United States of America, in each case as in effect on the date hereof, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

        We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Baker Botts L.L.P.

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  Exhibit 5.1